REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT dated as of October 15, 1997 (this "Agreement") between FG Holdings Limited, a Cayman Islands corporation (the "Principal Shareholder"), and Fresh Del Monte Produce Inc., a Cayman Islands corporation (the "Company").

RECITALS

WHEREAS, as of the date hereof, the Principal Shareholder is the owner of 34,966,035 Ordinary Shares (as defined below) of the Company (the "Shares");

WHEREAS, the Company has filed a registration statement on Form F-1 under the U.S. Securities Act of 1933, as amended, with respect to an initial public offering of Ordinary Shares of the Company (the "Initial Public Offering") by the Company, the Principal Shareholder and Rabobank Curaçao N.V., and the Principal Shareholder has agreed to facilitate the Initial Public Offering;

WHEREAS, the parties desire to enter into this Agreement to set forth certain registration rights applicable to the Registrable Shares (as defined below) held from time to time by the Principal Shareholder, its Affiliates (as defined below) and any Permitted Assignees (as defined below) of the Principal Shareholder and its Affiliates; and

WHEREAS, this Agreement shall take effect upon consummation of the Initial Public Offering;

NOW, THEREFOR, in consideration of the premises and the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and upon the terms and subject to the conditions hereof, the parties hereby agree as follows:

1. Definitions. As used in this Agreement.

"Affiliate" means, as to any Person, any Person which directly or indirectly, controls, is controlled by or is under common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling" and "controlled") means the possession of the power to direct or cause the direction of management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

"Agreement" means this Registration Rights Agreement, as the same shall be amended, modified or supplemented from time to time.

"Commission" means the United States Securities and Exchange Commission, or any successor governmental agency or authority thereto.

"Demand Holders" means holders of Ordinary Shares (other than the Company or a holder of Registrable Shares) exercising contractual demand registration rights similar to the demand registration rights granted herein and granted pursuant to a registration rights agreement having provisions similar to those contained herein.

"Demand Registration" has the meaning assigned such term in Section 2.1.

"Exchange Act" means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

"Fully Diluted Basis" means assuming all securities convertible into, exchangeable for or exercisable into Ordinary Shares have been so converted, exchanged or exercised as of the date of determination.

"Indemnified Party" has the meaning assigned such term in Section 7.1.

"IPO Date" means the expiration date of any lock-up or similar prohibitions on offers or sales of Ordinary Shares contained in any agreement entered into by the Principal Shareholder that is required by the lead or managing underwriter in connection with the Initial Public Offering.

"Notice of Demand" has the meaning assigned such term in Section 2.1.

"Ordinary Shares" means (i) the Company's ordinary shares, par value $ .01 per share, (ii) each other class of capital stock of the Company that does not have a preference over any other class of capital stock of the Company as to dividends or upon liquidation, dissolution or winding up of the Company, (iii) any class of capital stock or securities into which or for which the Company's ordinary shares, par value $.01 per share, or any other class of capital stock or securities described in clauses (ii) or (iii) may hereafter be changed, converted or exchanged or which are issued to holders of the Company's ordinary shares, par value $.01 per share, or any other class of capital stock or securities described in clauses (ii) or (iii) upon any reorganization, recapitalization, reclassification, share combination, share subdivision, share dividend, merger, consolidation or similar transactions or events.

"Permitted Assignee" has the meaning assigned such term in Section 10.2.

"Person" or "Persons" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated association, corporation, entity or government (whether foreign, federal, state, county, city, provincial or otherwise, including, without limitation, any instrumentality, division, agency or department thereof).

"Piggyback Holders" means holders of Ordinary Shares (other than the Company or a holder of Registrable Shares) exercising contractual piggyback registration rights similar to the piggyback registration rights granted herein and granted pursuant to a registration rights agreement having provisions with respect to piggyback registrations similar to those contained herein.

"Piggyback Registration" has the meaning assigned such term in Section 3.1.

"Prospectus" means the prospectus included in the Registration Statement at each such time as such Registration Statement is filed with the Commission and at the time such Registration Statement is declared effective, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

"Registrable Shares" means the Shares currently beneficially owned, and any other Ordinary Shares from time to time beneficially owned or receivable from time to time upon the conversion, exchange, or exercise of any other securities of the Company beneficially owned, by the Principal Shareholder and its Affiliates and by any Permitted Assignees. As to any particular Registrable Shares, once issued, such securities shall cease to be Registrable Shares when (a) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (b) they shall have been sold as permitted by Rule 144 (or any successor provision) under the Securities Act, (c) they shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of them shall not require registration of such distribution under the Securities Act or (d) they shall have ceased to be outstanding.

"Registration Expenses" has the meaning assigned such term in Section 6.1.

"Registration Statement" means a registration statement of the Company, concerning the sale of its securities to the public, on an appropriate form under the Securities Act, including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and all material incorporated by reference therein.

"Securities Act" means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

"Securities Laws" means the Securities Act and the Exchange Act, and the rules and regulations promulgated thereunder, and state and local "blue sky" securities laws.

2. Demand Registration.

2.1. Requests for Registration. Subject to the terms of this Agreement, once in each 12-month period following the IPO Date, the holders of at least fifty-one percent (51%) of the Registrable Shares may request registration of some or all of their Registrable Shares under the Securities Act by the Company. In addition, subject to the terms of this Agreement, once in each 12-month period following the IPO Date, the Principal Shareholder may request registration of some or all of its Registrable Shares under the Securities Act by the Company, provided that the Principal Shareholder beneficially owns at least five percent (5%) of the outstanding Ordinary Shares as of the time of such request. Any such request for a Demand Registration (each, a "Notice of Demand") may be delivered at any time after the IPO Date and shall specify

(i) the amount of Registrable Shares proposed to be registered, (ii) the intended method or methods and plan of disposition thereof and (iii) whether or not such requested registration is to be an underwritten offering. It is agreed that at any time after and at which the Company is eligible to file a registration statement of Form F-3 (or any successor form thereto), holders of Registrable Shares delivering a Notice of Demand hereunder may request that the Company file a registration statement pursuant to Rule 415 under the Securities Act to permit the offering of the Registrable Shares on a delayed or continuous basis; provided, however, that no such offering of Registrable Shares may include more than thirty-five percent (35%) of the issued and outstanding Ordinary Shares at any time. The Company will give prompt written notice to the holders of all other Registrable Shares as soon as practicable (but in no event less than twenty (20) days prior to the proposed date of filing of the Registration Statement relating to such registration) and will include in such Demand Registration all Registrable Shares with respect to which the Company has received written requests for inclusion within fifteen (15) days after delivery of such notice. A registration requested pursuant to this Section 2.1 is referred to herein as a "Demand Registration". Subject to the terms and conditions hereof, each Demand Registration shall register the offer and sale of Registrable Shares for all cash consideration and a Registration Statement in connection therewith shall be on an appropriate form under the Securities Act (as shall be selected by the Company) as shall permit the disposition of such Registrable Shares in accordance with the intended method or methods of disposition specified in the Notice of Demand. Notwithstanding anything in this Section 2.1 to the contrary, in no event will the Company be required to (i) effect a registration pursuant to this Section 2.1 within the twelve-month period occurring immediately subsequent to the effectiveness of a registration statement filed pursuant to this Section 2.1, unless the Company determines that effecting a second registration within the 12-month period is not likely to have a material adverse effect on the market price of the Ordinary Shares, or (ii) effect a registration pursuant to this Section 2.1 covering Registrable Share with an aggregate offering price of less than $20 million.

2.2. Demand Registration Expenses. The Company will pay all Registration Expenses in connection with each Demand Registration, whether or not deemed effective pursuant to this Section 2.2. For purposes of this Agreement, a registration requested pursuant to Section 2.1 shall be deemed to have been effected, and shall count as a Demand Registration, if and only if a Registration Statement with respect thereto has become effective and remains effective during the period provided for in Section 5(b) below.

2.3. Preemption. If prior to receipt of a Notice of Demand the Company shall have circulated to prospective underwriters and their counsel an initial draft of a registration statement regarding a primary offering of equity securities on behalf of the Company, the Company will have the right for a period of sixty (60) days following notice to preempt the Demand Registration with such primary registration by delivering written notice of such intention to the Principal Shareholder and/or any Permitted Assignees within fifteen (15) days after the Company has received the Notice of Demand. In the event the Company does preempt a Demand Registration, in the ensuing primary registration the holders of Registrable Shares will have such piggyback registration rights as are set forth in Section 3 hereof. Upon the Company's preemption of a requested Demand Registration, such requested Demand Registration will not count as a Demand Registration. Notwithstanding anything to the contrary herein, the Company

shall not be entitled to exercise its right to preempt a Demand Registration pursuant to this Section 2.3 more than once in any 12-month period.

2.4. Priority. If the Demand Registration involves an underwritten offering of the Registrable Shares being registered to be distributed by or through one or more underwriters, and other securities are requested to be included in the Demand Registration and the managing underwriters advise the Board of Directors of the Company in writing that they believe that the total number of Registrable Shares along with the other securities requested to be included in such offering is such as would have an adverse affect on the ability of the underwriters to effect the underwriting or the pricing thereof, then the Company will include in such registration (i) first, the Registrable Shares requested to be included in such Demand Registration, pro rata among the holders of such securities on the basis of the number of Ordinary Shares (on a Fully-Diluted Basis) owned by such holders, and (ii) second, other securities requested to be included in such Demand Registration.

2.5. Restrictions. The Company may postpone for up to a total of ninety (90) days the filing or the effectiveness of a Registration Statement for a Demand Registration if the Company reasonably believes in its good faith judgment that such Demand Registration (i) would have a material adverse effect on any proposal or plan by the Company or any of its subsidiaries to engage in any material acquisition of assets (other than in the ordinary course of business) or any material financing, merger, consolidation, tender offer or other significant transaction or (ii) would require disclosure of, or otherwise materially and adversely interfere with, any material negotiations being undertaken by the Company or any of its subsidiaries (including settlement discussions in connection with any material litigations). Any such determination will be evidenced by a resolution of the Board of Directors of the Company and delivered at such time to the Principal Shareholder and any Permitted Assignees. Notwithstanding any term of Section 2.3 or 2.5, in no event may the Company exercise the rights under Sections 2.3 or 2.5 to cause postponement or preemption of the filing of a Registration Statement or the effectiveness thereof for more than one hundred twenty (120) consecutive days. Notwithstanding anything to the contrary herein, the Company shall not be entitled to exercise its right to postpone the filing or effectiveness of a Registration Statement for a Demand Registration pursuant to this Section 2.5 more than once in any 12-month period.

2.6. Selection of Underwriters. If a requested Demand Registration pursuant to this Section 2 involves an underwritten offering, the underwriter or underwriters thereof shall be the underwriter or underwriters selected by the Company's Board of Directors.

3. Piggyback Registration.

3.1. Right to Piggyback. Whenever the Company proposes to register any of its Ordinary Shares under the Securities Act following the Initial Public Offering (other than pursuant to a Demand Registration hereunder and except on Form F-4 or F-8 under the Securities

Act, or any successor form thereto) in a form and in a manner that would permit registration of the Registrable Shares, whether or not for sale for its own account (each, a "Piggyback Registration"), the Company will, as soon as practicable (but in no event less than twenty (20) days prior to the proposed date of filing of the Registration Statement relating to such registration), give written notice to all holders of all Registrable Shares of its intention to effect such a Piggyback Registration and will include in such Piggyback Registration all Registrable Shares (in accordance with the priorities set forth in Sections 3.2 and 3.3 below) with respect to which the Company has received written requests for inclusion within fifteen (15) days after the delivery of the Company's notice hereunder; provided that if at any time after giving written notice of its intention to register any of its Ordinary Shares and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company shall give written notice of such determination to each holder of Registrable Shares and (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Shares in connection with such registration, without prejudice, however, to the rights of holders of Registrable Shares entitled to do so to cause such registration to be effected as a registration pursuant to Section 2.1, and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Shares, for the same period as the delay in registering such other securities. No registration effected under this Section 3.1 shall relieve the Company of its obligation to effect a Demand Registration upon request pursuant to Section 2.1.

3.2. Priority on Primary Registrations. If a Piggyback Registration involving an underwritten offering of the securities being registered to be distributed by or through one or more underwriters is a primary registration on behalf of the Company and the managing underwriters advise the Board of Directors of the Company in writing that they believe that the total number of Registrable Shares along with the other securities requested to be included in such offering is such as would have an adverse affect on the ability of the underwriters to effect the underwriting or the pricing thereof, then the Company will include in such Piggyback Registration (i) first, the securities that the Company proposes to sell in such Piggyback Registration, (ii) second, the Registrable Shares requested to be included in such Piggyback Registration and the Ordinary Shares requested to be included in such registration by Piggyback Holders, pro rata among the holders thereof on the basis of the number of Ordinary Shares (on a Fully-Diluted Basis) owned by such holders, and (iii) third, other securities requested to be included in such Piggyback Registration.

3.3. Priority on Secondary Registrations. If a Piggyback Registration involving an underwritten offering of the securities being registered to be distributed by or through one or more underwriters is a secondary registration on behalf of holders of the Company's securities and the managing underwriters advise the Board of Directors of the Company in writing that they believe that the total number of Registrable Shares and other securities requested to be included in such offering is such as would have an adverse affect on the ability of the underwriters to effect the underwriting or the pricing thereof, the Company will include in such Piggyback Registration (i) first, the Ordinary Shares requested to be included in such Piggyback Registration by the Demand Holders, if any, requesting such registration pursuant to their contractual demand registration rights, pro rata among such holders on the basis

of the number of Ordinary Shares (on a Fully Diluted Basis) owned by such holders, (ii) second, the Registrable Shares requested to be included in such Piggyback Registration pro rata among the holders thereof on the basis of the number of Ordinary Shares (on a Fully Diluted Basis) owned by such holders, and (iii) third, other securities requested to be included in such Piggyback Registration.

3.4. Withdrawal from Registration. Each holder shall be permitted to withdraw all or part of such holder's Registrable Shares included in a Demand Registration or a Piggyback Registration at any time prior to the third business day prior to the effective date of such Demand Registration or Piggyback Registration, as the case may be.

4. Holdback Agreements.

4.1. Holders' Agreements. To the extent not inconsistent with applicable law, if requested by the Company, or, if a registration pursuant to this Agreement involves an underwritten offering of the securities being registered, by the underwriters managing or participating in the Demand Registration or any Piggyback Registration, as the case may be, each holder of Registrable Shares agrees not to effect any public sale or distribution of Ordinary Shares of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the seven (7) days prior to and the ninety (90) days following the effective date of the Demand Registration or any Piggyback Registration in which Registrable Shares are included (except as part of such Demand Registration or Piggyback Registration, as the case may be), or such shorter time period as may be agreed to with the underwriters or the Company, as the case may be.

4.2. Company's Agreements. If requested by the underwriters managing or participating in a Demand Registration or any Piggyback Registration that involves an underwritten offering of the securities being registered, the Company agrees not to effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such equity securities, during the seven (7) days prior to and the ninety (90) days following the effective date of the Demand Registration or any Piggyback Registration in which Registrable Shares are included (except as part of such Demand Registration or Piggyback Registration, as the case may be, and except on Form F-4 or F-8 under the Securities Act, or any successor form thereto) or such other time period as may be required by the underwriters managing the Demand Registration or Piggyback Registration, as the case may be.

5. Registration Procedures. Whenever the holders of Registrable Shares have requested that any Registrable Shares be registered in a Demand Registration pursuant to this Agreement, the Company will use all reasonable and diligent efforts to effect the registration and sale of such Registrable Shares in accordance with the intended method or methods of disposition thereof and, pursuant thereto, the Company will as expeditiously as possible:

(a) prepare and (as soon thereafter as possible but in any event no later than ninety (90) days from the date a request for registration is made) file with the Commission a Registration Statement with respect to such Registrable Shares and use its best efforts to cause

such Registration Statement to become effective, provided that as far in advance as practicable before filing a Registration Statement or Prospectus, or any amendments or supplements thereto, the Company will furnish copies of all such documents proposed to be filed to counsel for the Principal Shareholder and its Affiliates and counsel for any Permitted Assignees, provided further that the Company may discontinue or delay any registration of its securities which are not Registrable Shares (and, under the circumstances specified in Section 3.1, Registrable Shares) at any time prior to the effective date of the registration statement relating thereto;

(b) prepare and file with the Commission such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective until the completion of the distribution of all Registrable Shares included therein, except in the case of a "shelf registration" for which such period shall be the earlier of twenty-four (24) months or until the date on which all Registrable Shares registered under such Registration Statement have been sold or withdrawn (excluding in each case any period during which any stop order, injunction or other order or requirement of the Commission or other governmental agency or court interfering with the Registration Statement is in effect with respect to such Registration Statement) and comply with the provisions of the applicable Securities Laws with respect to the sale or other disposition of all securities covered by such Registration Statement during such period in accordance with the intended method or methods of disposition by the sellers thereof set forth in such Registration Statement;

(c) furnish to each seller of Registrable Shares such number of copies of such Registration Statement, each amendment and supplement thereto, the Prospectus included in such Registration Statement (including each preliminary Prospectus) and any other prospectus filed under Rule 424 promulgated under the Securities Act relating to such holder's Registrable Shares, in conformity with the requirements of the Securities Act, and such other documents as such seller may reasonably request to facilitate the disposition of its Registrable Shares under such Registration Statement;

(d) use all reasonable and diligent efforts to register or qualify such Registrable Shares under such Securities Laws (including blue sky laws) of such jurisdictions as the Principal Shareholder and its Affiliates and any Permitted Assignees reasonably request and keep such registration or qualification in effect for so long as such Registration Statement remains in effect, and do any and all other acts and things which may be reasonably necessary or advisable to enable the sellers of Registrable Shares to consummate the disposition in such jurisdictions of the Registrable Shares owned by such sellers; provided that the Company will not be required to (1) qualify generally to do business as a foreign Company in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (2) subject itself to taxation in any such jurisdiction or (3) consent to general service of process in any such jurisdiction; provided further, that the Company shall not be required to register or qualify shares in any non-U.S. jurisdiction unless (i) the subject offering is wholly a non-U.S. offering and (ii) the jurisdictions requested by the Principal Shareholder and its Affiliates and any Permitted Assignees are jurisdictions in which the Company is then or has previously registered or qualified such Registrable Shares;

(e) as soon as practicable notify each seller of Registrable Shares at any time when a Prospectus relating thereto is required to be delivered under the applicable Securities Laws, upon discovery of or upon the happening of any event as a result of which the Prospectus included in such Registration Statement contains an untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and, at the request of any such seller, the Company will promptly prepare and furnish to each such seller a reasonable number of copies of a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of such Registrable Shares, such Prospectus will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(f) cause all such Registrable Shares to be listed, on or prior to the effective date of such Registration Statement, on each national securities exchange or national market on which Ordinary Shares are then listed;

(g) provide and cause to be maintained a transfer agent and registrar for all such Registrable Shares from and after a date not later than the effective date of such Registration Statement;

(h) enter into such agreements (including underwriting agreements) as the underwriters or their counsel reasonably request in order to expedite or facilitate the disposition of such Registrable Shares and, to the extent reasonably requested by the managing underwriters of any underwritten offering, send appropriate officers of the Company to attend "road shows" scheduled in connection with any such registration;

(i) subject to the execution and delivery to the Company of a confidentiality agreement in form and substance reasonably satisfactory to the Company, make available for inspection by the Principal Shareholder and its Affiliates and any Permitted Assignees, any underwriter participating in any sale or other disposition pursuant to such Registration Statement, and any attorney, accountant or other agent retained by the Principal Shareholder and its Affiliates or any Permitted Assignees or any such underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants (subject to any requesting party executing a "hold harmless" letter or any other document reasonably requested by such independent accountants to furnish such information) to supply all information reasonably requested by the Principal Shareholder and its Affiliates, any Permitted Assignees or any such underwriter, attorney, accountant or agent in connection with such Registration Statement (including the opportunity to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements) as shall be necessary, in the opinion of their respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act; and give the Principal Shareholder and its Affiliates, any Permitted Assignees, underwriters, and their respective attorneys, accountants or agents the

opportunity to participate in the preparation of such Registration Statement, each Prospectus included therein or each Prospectus filed with the Commission in connection therewith;

(j) promptly notify the Principal Shareholder and its Affiliates, any Permitted Assignees and each underwriter, if any:

(i) when such Registration Statement or any Prospectus used in connection therewith has been filed and, with respect to such Registration Statement or any post-effective amendment thereto, when the same has become effective;

(ii) of any written comments from the Commission with respect to any filing referred to in clause (i) and of any written request by the Commission for amendments or supplements to such Registration Statement or Prospectus;

(iii) of the notification to the Company by the Commission or any other regulatory authority of its initiation of any proceeding with respect to, or of the issuance by the Commission or any other regulatory authority of, any stop order suspending the effectiveness of such Registration Statement; and

(iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Shares for sale under the applicable securities or blue sky laws of any jurisdiction;

and, in the case of clause (iii), promptly use all reasonable and diligent efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

(k) furnish to each seller of Registrable Shares a signed counterpart, addressed to such seller (and each underwriter, if any) of:

(i) an opinion of counsel to the Company, dated the effective date of such Registration Statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), reasonably satisfactory in form and substance to such seller (and such underwriter), and

(ii) a "comfort" letter, dated the effective date of such Registration Statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), signed by the independent public accountants who have certified the Company's financial statements included in such Registration Statement, provided that such seller of Registrable Shares provides such accountants with such certificates as are reasonably and customarily requested by such accountants,

in each case covering substantially the same matters with respect to such Registration Statement (and the Prospectus included therein) and, in the case of the accountants' letter, with respect to events subsequent to the date of such financial statements and other financial matters, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to the underwriters in underwritten public offerings of securities;

(l) otherwise use all reasonable and diligent efforts to comply with all applicable Securities Laws and make available to its security holders, as soon as reasonably practicable (but not more than eighteen (18) months after the effective date of the Registration Statement), an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder; and

(m) cooperate with the Principal Shareholder and its Affiliates, any Permitted Assignees and each underwriter or agent participating in the disposition of such Registrable Shares and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers.

In the event the Company shall give any notice referred to in Section 5(e) above, the period referred to in Section 5(b) above shall be extended by a number of days equal to the number of days during the period from the date of the giving of such notice to such sellers to and including the date when each such seller receives the copies of the supplemented or amended Prospectus contemplated by Section 5(e) above. Each holder of Registrable Shares agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5(e) above, such holder will forthwith discontinue such disposition of Registrable Shares pursuant to the registration statement relating to such Registrable Shares until the receipt of the copies of the supplemented or amended Prospectus contemplated by Section 5(e) above and, if so directed by the Company, will deliver to the Company all copies, other than permanent file copies, then in its possession of the Prospectus relating to such Registrable Shares current at the time of receipt of such notice.

Whenever a holder of Registrable Shares has requested that any Registrable Shares be registered in a Piggyback Registration pursuant to this Agreement, the Company will use all reasonable and diligent efforts to effect the registration of such Registrable Shares in accordance with the intended method or methods of disposition thereof, in a manner no less favorable to such holder of Registrable Shares than that of any other securities included by any other holder or the issuer in such Piggyback Registration, subject to the priorities set forth in Sections 2.4, 3.2 and 3.3, including, without limitation, by facilitating the inclusion of the holders of Registrable Shares in all applicable agreements for the Piggyback Registration and otherwise diligently cooperating with the Principal Shareholder and its Affiliates and any Permitted Assignees. In any event, in connection with such Piggyback Registration, the Company will as soon as possible take those actions set forth in Sections 5(a) through 5(m) above.

6. Registration Expenses.

6.1. Company's Expenses. All expenses incident to the Company's performance of or compliance with this Agreement, including without limitation (a) all registration, filing, securities exchange listing and National Association of Securities Dealers fees, (b) all registration, filing, qualification and other fees and expenses of complying with securities or blue sky laws, (c) all word processing, duplicating, printing, messenger and delivery

expenses, (d) the reasonable fees and disbursements of counsel for the Company and of its independent public accountants, including, without limitation, the expenses of any "comfort letters" required by or incident to such performance and compliance, (e) the reasonable fees and disbursements of one legal counsel selected by the Principal Shareholder and its Affiliates and any Permitted Assignees holding a majority of the Registrable Shares (on a Fully Diluted Basis), (f) to the extent obtained, in the discretion of the Company, reasonable premiums and other reasonable costs of policies of insurance against liabilities arising out of the public offering of the Registrable Shares being registered, (g) any reasonable fees and disbursements of underwriters customarily paid by issuers or sellers of securities (but excluding underwriting discounts and commissions and transfer taxes, if any, relating to any securities not being sold or otherwise disposed of by the Company) including, without limitation, reasonable fees and disbursements of counsel for the underwriter or underwriters or selling holders in connection with blue sky qualifications of the Registrable Shares and determination of their eligibility for investment under the laws of such jurisdictions and (h) reasonable fees and expenses of other Persons retained or employed by the Company (all such expenses being herein called "Registration Expenses"), will be borne by the Company.

7. Indemnification.

7.1. By the Company. The Company agrees to indemnify and hold harmless, to the full extent permitted by law, each holder of Registrable Shares, its officers, directors, employees, agents, representatives and each Person who controls such holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (each, an "Indemnified Party") from and against all losses, claims, damages, liabilities and expenses (including without limitation, reasonable attorney's fees), joint or several, to which such Indemnified Party may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in any Registration Statement, any Prospectus or any preliminary or summary prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading and the Company will reimburse such Indemnified Party for any reasonable legal or any other expenses incurred by it in connection with investigating or defending any such loss, claim, damage, liability, expense, action or proceeding, provided that in any such case the Company shall not be liable to any particular Indemnified Party to the extent that such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, any Prospectus or any preliminary or summary prospectus in reliance upon and in conformity with written information furnished to the Company by such Indemnified Party specifically for inclusion therein; and provided, further, that the Company shall not be liable in any such case to the extent it is finally determined by a court of competent jurisdiction that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made:

(i) in any such preliminary Prospectus, if (A) it was the responsibility of such Indemnified Party to provide the Person asserting such loss, claim, damage, liability or expense with a current copy of the Prospectus and such Indemnified Party failed to deliver or cause to be delivered a copy of the Prospectus to such Person after the Company had furnished such Indemnified Party with a sufficient number of copies of the same and (B) the Prospectus corrected such untrue statement or omission; or

(ii) in such Prospectus, if such untrue statement or omission is corrected in an amendment or supplement to such Prospectus and the Indemnified Party thereafter fails to deliver the Prospectus as so amended or supplemented prior to or concurrently with the sale of Registrable Shares to the Person asserting such loss, claim, damage, liability or expense after the Company had furnished such Indemnified Party with a sufficient number of copies of the same.

The Company shall also indemnify each other Person who participates (including as an underwriter) in the offering or sale of Registrable Shares, their officers, directors, employees, agents and representatives and each other Person, if any, who controls any such participating Person within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as provided above with respect to Indemnified Parties. The provisions of this Section 7 shall be in addition to any other rights to indemnification or contribution which a Indemnified Party may have pursuant to law, equity, contract or otherwise. The payments required by this Section 7.1 will be made periodically during the course of the investigation or defense, promptly as and when bills are received or expenses, losses, damages or liabilities are incurred.

7.2. By Each Holder. In connection with any Registration Statement in which a holder of Registrable Shares is participating, each such holder, to the extent permitted by law, will indemnify the Company, its directors and officers and each Person who controls the Company (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of any material fact contained in any Registration Statement, any Prospectus or any preliminary Prospectus, or any amendment thereof or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if (but only if) such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such holder specifically for inclusion therein, provided, however, that the obligation to provide indemnification pursuant to this Section 7.2 shall be several, and not joint and several, among such indemnifying parties.

7.3. Procedure. Any Person entitled to indemnification hereunder will give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification; provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under Section 7.1 or 7.2, except to the extent that the indemnifying party is actually and materially prejudiced or damaged by such failure to give notice. In case any such action is brought against an indemnified party, the

indemnifying party shall be entitled to participate in and to assume the defense and control thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal fees or other expenses subsequently incurred by the latter in connection with the defense thereof; provided, however, that if, in such indemnified party's reasonable judgment, a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, such indemnified party shall be entitled to separate counsel, whose reasonable fees and expenses shall be paid by the indemnifying party. In the event an indemnifying party elects not to assume the defense of a claim, such indemnifying party shall not be obligated to pay the reasonable fees and expenses of more than one counsel or firm of counsel (and, if an action is brought in more than one jurisdiction, one local counsel in each affected jurisdiction) for all parties indemnified by such indemnifying party in respect of such claim, unless in the reasonable judgment of any such indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties in respect of such claim, in which event the indemnifying party shall be obligated to pay the reasonable fees and expenses of such additional counsel for such indemnified party or parties. No indemnifying party shall, without the written consent of each indemnified party, consent to entry of any judgment or enter into any settlement that (i) does not include as an unconditional term thereof the giving by the claimant or plaintiff to each such indemnified party of a release from all liability in respect of such claim or litigation or (ii) would impose injunctive relief on such indemnified party. No indemnifying party shall be subject to any liability for any settlement made without its consent, which consent shall not be unreasonably withheld.

7.4. Survival. The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of any indemnified party or any officer, director, employee, agent, representative or controlling Person of any such indemnified party or any termination of this Agreement and will survive the transfer of securities.

7.5. Contribution. If for any reason the indemnification provided for in Sections 7.1 or 7.2 hereof is unavailable to or insufficient to hold harmless an indemnified party as contemplated thereby, the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability (or actions or proceedings, whether commenced or threatened, in respect thereof), including, without limitation, to the extent provided in Section 7.3 above, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, expense, action or proceeding, in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. If, however, the allocation provided in the second preceding sentence is not permitted by

applicable law, or if the allocation provided in the second preceding sentence provides a lesser sum to the indemnified party than the amount hereinafter calculated, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative fault but also the relative benefits to the indemnifying party and the indemnified party as well as any other relevant equitable considerations. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7.5 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the preceding sentences. Notwithstanding anything in this Section 7.5 to the contrary, no indemnifying party (other than the Company) shall be required pursuant to this Section 7.5 to contribute any amount in excess of the net proceeds received by such indemnifying party from the sale of Registrable Shares in the offering to which the losses, claims, damages or liabilities of the indemnified parties relate. No party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any party who was not guilty of fraudulent misrepresentation.

8. Compliance with Rule 144. The Company will take all actions reasonably necessary to enable holders to sell Registrable Shares without registration under the Securities Act or other securities laws within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such Rule may be amended from time to time, and any similar rule or regulation hereafter adopted by the Commission. Upon the request of holders of Registrable Shares, the Company will deliver to such holders a written statement as to whether it has complied with such requirements.

9. Other Agreements.

(a) Participation in Underwritten Registrations. If requested by the underwriters for any underwritten offering pursuant to a Demand Registration or Piggyback Registration, the Company will enter into an underwriting agreement with such underwriter for such offering, such agreement to contain such representations and warranties by the Company and such other terms as are generally prevailing in agreements of this type, including, without limitation, indemnities to the effect and to the extent provided in Section 7.1. In the case of a Demand Registration the Company shall allow the Principal Shareholder and its Affiliates, any Permitted Assignees and their respective counsel to participate in the negotiation of such underwriting agreement, and approve its terms, such approval not to be unreasonably withheld. Each of the holders of Registrable Shares participating in such registration shall be a party to such underwriting agreement and may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such holders of Registrable Shares and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such holders of Registrable Shares thereunder. Any such holder of Registrable Shares shall not be required to make any representations or warranties to or agreements with the Company other than representations, warranties or agreements regarding such holder, such holder's Registrable Shares and such holder's intended method of distribution and any other representation required by law or as

reasonably requested by the underwriters. No Person may participate in any registration hereunder which is underwritten unless such Person (i) agrees to sell its securities on the basis provided in such underwriting agreements, and (ii) completes and executes all questionnaires, powers of attorney (which may contain customary terms regarding the minimum price of the Registrable Shares to be sold in the subject offering), custody agreements, indemnities and other documents reasonably required under the terms of such underwriting agreements. The Company shall have the right to select nationally recognized underwriter(s), investment banker(s) and manager(s) to administer any Piggyback Registration.

(b) Public Offerings in Other Jurisdictions. The Company will provide prompt written notice to all holders of Registrable Shares in the event the Company proposes to register any of its securities for an offering to the public in any jurisdiction other than the United States. In such event, the holders of Registrable Shares shall have the option to sell any or all of their Registrable Shares under procedures substantially equivalent to the procedures set forth in this Agreement with respect to Piggyback Registrations, and a Demand Registration under Section 2.1 may be requested to be in such jurisdiction if holders of a majority of the outstanding Registrable Shares so request pursuant to the procedures set forth in Section 2.1 above.

10. Miscellaneous.

10.1. No Inconsistent Agreements. The Company will not hereafter enter into any agreement with respect to its securities which is inconsistent with the rights granted to the holders of Registrable Shares in this Agreement or otherwise conflicts with the provisions hereof. The Company represents and warrants that, as of the date hereof, the rights granted to the holders of Registrable Shares hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's securities under any agreement in effect on the date hereof.

10.2. Transfer of Registration Rights; Termination. The Principal Shareholder and its Affiliates may assign all or any portion of their rights under this Agreement to any transferee of an amount of Registrable Shares owned by the Principal Shareholder and its Affiliates exceeding five percent (5%) of the then-outstanding Ordinary Shares (each a "Permitted Assignee"); provided that the Principal Shareholder may not transfer its right to request a registration pursuant to the second sentence of Section 2.1. Any transfer of rights pursuant to this Section 10.2 shall be effective upon receipt by the Company of (i) written notice from the Principal Shareholder stating the name and address of any Permitted Assignee and identifying the amount of Registrable Shares with respect to which the rights under this Agreement are being transferred and the nature of the rights so transferred, (ii) a copy of all material documentation related to the transfer of such Registrable Shares, and (iii) a written agreement from such Permitted Assignee to be bound by the terms of this Agreement. The rights of any holder of Registrable Shares under this Agreement (other than the Principal Shareholder and its Affiliates) shall terminate at such time that such holder holds Registrable Shares representing less than five percent (5%) of the then-outstanding Ordinary Shares, provided that the provisions of Section 7 shall survive such termination. The rights of the Principal Shareholder and its Affiliates under this Agreement shall terminate at such time as the Principal

Shareholder and its Affiliates hold Registrable Shares representing less than five percent (5%) of the then-outstanding Ordinary Shares, provided that the provisions of Section 7 shall survive such termination.

10.3. Amendments and Waivers. This Agreement may be amended with the consent of the Company and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of the holder or holders of at least a majority of the Registrable Shares (on a Fully-Diluted Basis) affected by such amendment, action or omission to act. Each holder of any Registrable Shares at the time or hereafter outstanding shall be bound by any consent authorized by this Section 10.3, whether or not such Registrable Shares shall have been marked to indicate such consent. No course of dealing between any parties or any delay on the part of any party in exercising any rights hereunder or under any agreement contemplated hereby shall operate as a waiver of any rights of any such party. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.

10.4. Successors and Assigns. Subject to Section 10.2, this Agreement shall be binding on and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except by operation of law, this Agreement shall not be assigned by the Company without the prior written consent of the holders of a majority of the Registrable Shares (on a Fully-Diluted Basis) at the time such consent is required. Nothing in this Agreement, express or implied, is intended or shall be construed to confer upon any Person (other than the parties and their successors and permitted assigns and any Person entitled to the benefit of Section 7 hereof) any right, remedy or claim under or by virtue of this Agreement.

10.5. Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, (i) such provision will be fully severable, (ii) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance here from and (iv) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

10.6. Notices. Any notices, consents or other communications required to be sent or given hereunder by any of the parties shall in every case be in writing and shall be deemed properly given if (a) delivered personally, (b) delivered by a recognized overnight courier service, to the parties at the addresses set forth below or (c) sent by facsimile transmission (with confirmation of transmission by the method described in clause (b)) to the

parties at the addresses or facsimile numbers as set forth below or at such other addresses or facsimile numbers as may be furnished in writing.

If to the Principal Shareholder or its Affiliates:

FG Holdings Limited
c/o Suma Fruit International Inc.
800 Douglas Road, North Tower, Suite 940
Coral Gables, Florida 33134
Attention: James Tenazas
Telecopy: 305-448-7881

If to the Company:

Fresh Del Monte Produce Inc.
800 Douglas Entrance – North Tower
Coral Gables, FL 33114-9222
Attention: Bradley D. Hornbacher, Esq.
Telecopy: 305-567-0320

with a copy sent contemporaneously to:

Cleary, Gottlieb, Steen & Hamilton
One Liberty Plaza
New York, New York 10006
Attention: Peter H. Darrow, Esq.
Telecopy: 212-225-3999

Date of giving of such notice shall be the date such notice is personally delivered or is delivered by courier if sent by recognized courier service. Any notice required to be given hereunder to any Permitted Assignee shall be given to such Permitted Assignee at the address or addresses furnished in writing by such Permitted Assignee to the Company.

10.7. CONSENT TO JURISDICTION AND SERVICE OF PROCESS. EACH OF THE PARTIES HERETO HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE BOROUGH OF MANHATTAN, STATE OF NEW YORK AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS BETWEEN OR AMONGST ANY OF THE PARTIES HERETO ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE LITIGATED IN SUCH COURTS. EACH OF THE PARTIES HERETO ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY, IN EACH CASE ONLY IN CONNECTION WITH ACTIONS OR PROCEEDINGS BETWEEN OR AMONGST ANY OF THE PARTIES HERETO

ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH OF THE PARTIES HERETO HEREBY DESIGNATES AND APPOINTS THE PERSONS SPECIFIED BELOW AND SUCH OTHER PERSONS LOCATED IN THE BOROUGH OF MANHATTAN, NEW YORK AS MAY HEREINAFTER BE SELECTED BY SUCH PARTIES, WHICH PERSONS SHALL IRREVOCABLY AGREE IN WRITING TO SERVE AS AGENT TO RECEIVE ON SUCH PARTY'S BEHALF SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDINGS IN ANY SUCH COURT, SUCH SERVICE BEING HEREBY ACKNOWLEDGED BY EACH OF THE PARTIES TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. A COPY OF SUCH PROCESS SO SERVED SHALL BE MAILED BY REGISTERED MAIL TO THE PARTIES AS PROVIDED HEREIN, EXCEPT THAT UNLESS OTHERWISE PROVIDED BY APPLICABLE LAW, ANY FAILURE TO MAIL SUCH COPY SHALL NOT AFFECT THE VALIDITY OF SERVICE OF PROCESS. IF ANY AGENT APPOINTED BY THE PARTIES REFUSES TO ACCEPT SERVICE, THEN EACH OF THEM HEREBY AGREES THAT SERVICE UPON IT BY MAIL SHALL CONSTITUTE SUFFICIENT NOTICE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY OTHER PARTY HERETO TO SERVE PROCESS ON ANOTHER PARTY HERETO IN ANY OTHER MANNER PERMITTED BY LAW.

AGENT OF THE PRINCIPAL SHAREHOLDER AND EACH OTHER HOLDER OF REGISTRABLE SHARES:

CT Corporation
1633 Broadway
New York, New York 10019

AGENT OF THE COMPANY:

CT Corporation
1633 Broadway
New York, New York 10019

10.8. <u>CONSTRUCTION</u>. **THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, INTERPRETATION AND PERFORMANCE OF THIS AGREEMENT SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK.**

10.9. <u>WAIVER OF RIGHT TO TRIAL BY JURY</u>. **EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF, BASED ON OR RELATING TO THIS AGREEMENT.**

10.10. <u>No Strict Construction</u>. The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be used against any party.

10.11. Final Agreement; Effective Date. This Agreement constitutes the complete and final agreement of the parties concerning the matters referred to herein, and supersedes all prior agreements and understandings. This Agreement shall take effect upon consummation of the Initial Public Offering.

10.12. Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience of reference only and do not constitute a part of and shall not be utilized in interpreting this Agreement.

10.13. Specific Performance. Each holder of Registrable Shares, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

10.14. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute one instrument.

The parties hereto have executed this Agreement on the date first set forth above.

FRESH DEL MONTE PRODUCE INC.

By:____________________
Name:
Title:

FG HOLDINGS LIMITED

By:____________________
Name:
Title: